Exhibit 4.2

COMMON STOCK		COMMON STOCK
Number ---	CERUS	Shares ***0***

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE POWERS, DESIGNATIONS, PREFERENCES, RESTRICTIONS, AND RIGHTS OF SHARES

CUSIP 157085 10 1

THIS CERTIFIES THAT	SPECIMEN

IS THE RECORD OWNER OF	ZERO

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON SHARES, $0.001 PAR VALUE OF

----------------------CERUS CORPORATION----------------------

transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof the Corporation has caused this certificate to be signed in facsimile by it authorized officers and its facsimile seal to be affixed.

Dated

/s/ Lori L. Roll	CERUS CORPORATION	/s/ Claes Glassell
Secretary		President and
	CORPORATE SEAL	Chief Executive Officer

COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A.

TRANSFER AGENT AND REGISTRAR,

VOID
By
AUTHORIZED SIGNATURE

CERUS CORPORATION

The Corporation is authorized to issued Common Stock and Preferred Stock. The Board of Directors of the Company has the authority to fix the number of shares and the designations of Preferred Stock and to determine or amend the preferences, privileges, and restrictions granted to or imposed upon any unissued shares of Preferred Stock.

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT – Custodian
TEN COM	as tenants in common	(Cust) (Minor)

TEN ENT	as tenants by entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	as joint tenants with right of	UNIF TRF MIN ACT – Custodian (until age )
	survivorship and not as	(Cust)
	tenants in common	under Uniform Transfers
(Minor)
to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to

transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated:

X

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Cerus Corporation (the “Company”) and Wells Fargo Bank, N.A. (as successor to Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A.) as Rights Agent (the “Rights Agent”), dated as of November 3, 1999 and amended as of August 6, 2001, as further amended from time to time (the “Rights Agreement”), the terms of which are herby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE